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                                                                 Exhibit 10(r)



                           DEFERRED COMPENSATION PLAN
                                       for
                            DIRECTORS OF SUBSIDIARIES

                           (Effective August 17, 2001)


Section 1.  Purpose
-------------------

         1.1 Purpose. The TXU Deferred Compensation Plan for Directors of
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Subsidiaries (the "Plan") was established, effective April 1, 1998, was renamed and restated effective May 12, 2000 in connection with the corporate name change of the Company, was amended and restated effective August 18, 2000, and is hereby further amended and restated effective August 17, 2001. The primary purpose of the Plan is to provide deferred compensation to non-employee members of the boards of directors and/or advisory boards of directors of participating subsidiaries who receive an annual retainer, and to allow such persons to purchase Performance Units with such deferrals. The Plan is designed as an unfunded arrangement under the provisions of the Employee Retirement Income Security Act of 1974, as amended, and of the Internal Revenue Code of 1986, as amended.

Section 2.  Definitions
-----------------------

         2.1      Definitions.  Whenever used hereinafter, the following terms
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 shall have the meanings set forth below:

         (a) "Advisory Director" means a member of the advisory board of directors of a Participating Subsidiary who is not a current or former employee of the Company or any of its subsidiaries.

         (b) "Beneficiary" means the person or persons named by the Participant as the recipient(s) of any distribution remaining to be paid to the Participant under the Plan upon the Participant's death.

         (c) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission
                  Form 8-K, as in effect on the date hereof, pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any Person is or becomes the beneficial owner (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting
                  Securities"); or (ii) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director


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                  subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause
                  (ii), considered as though such person were a member of the Incumbent Board; or (iii) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; or (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or other business combination transaction pursuant to which the Company is not the surviving ultimate parent entity; or
                  (vi) the Company is a party to a merger, consolidation, reorganization or other business combination transaction which requires the approval of the shareholders of the Company and which results in an increase of 20% or more in the number of Voting Securities outstanding. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

         (d) "Committee" means the Organization and Compensation Committee of the board of directors of the Company.

         (e)      "Company" means TXU Corp., its successors and assigns.

         (f) "Compensation" means, with respect to each Participant, such Participant's annual retainer, exclusive of any attendance fee or other compensation paid such Participant.

         (g) "Dividend Equivalent Credits" means additional Performance Units which shall be credited to Participants' Accounts pursuant to the provisions of Section 5.3

         (h) "Outside Director" means a member of the board of directors of a Participating Subsidiary who is not a current or former officer or employee of the Company or any of its subsidiaries.

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         (i)      "Participant" means an Outside Director or an Advisory
                  Director of a Participating Subsidiary who has been designated by the Committee as eligible to participate in this Plan, who elects to participate in the Plan, and whose account(s) has not been completely distributed.

         (j) "Participating Subsidiary" means a subsidiary of the Company which elects to participate in this Plan. Exhibit "A" attached hereto lists the initial Participating Subsidiaries. Exhibit "A" may be amended from time to time without further notice from the Company to accurately reflect the Participating Subsidiaries.

         (k) "Performance Unit" means a measure of participation under the Plan having a value equal to the value of a share of Stock, as determined by the value of such Stock in the Trust.

         (l) "Plan Administrator" means the person(s) appointed to assist the Committee in carrying out the day-to-day operations of the Plan.

         (m) "Plan Year" means the twelve-month period beginning April 1 and ending March 31.

         (n)      "Stock" means common stock of the Company.

         (o) "Trust" means the irrevocable grantor trust established by the Company, as agent for the Participating Subsidiaries, to purchase, hold, and sell shares of Stock so as to establish the number and value of Performance Units allocable to Participants' accounts and from which benefits under the Plan will be paid.

Section 3.  Participation and Deferral Election

         3.1 Participation. Each of the Company's subsidiaries may elect to
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participate in the Plan by action of its board of directors. Each eligible
Outside Director and Advisory Director may elect to become a Participant by deferring a percentage of Compensation (in 25 percent increments up to 100 percent) pursuant to an irrevocable written election which shall specify the percentage of Compensation to be deferred for the applicable Plan Year and the Maturity Period (as defined below) for such deferral. Such written election shall be completed and filed with the Plan Administrator prior to the beginning of the applicable Plan Year. A Participant may, subject to, and in accordance with, procedures and guidelines approved from time to time by the Plan Administrator, modify the Maturity Period relating to any such deferral provided that: (i) any such modification must be made at least twelve (12) months prior to: (a) the date that the deferrals would otherwise mature, in the case of a requested extension of the Maturity Period, or (b) the desired maturity date, in the case of a requested reduction of the Maturity Period; and (ii) the Maturity Period must continue to be within the limits provided for in Section 4.1 hereof.

         3.2 Compensation  Reductions.  Compensation  deferred under the Plan
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will be ratably deducted in each quarter of the Plan Year.

Section 4.  Maturity Periods.

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         4.1 Maturity Periods. Each Compensation Deferral shall have a maturity
             ----------------
period ("Maturity Period") of not fewer than three nor more than ten years as indicated in the Participant's written election. The Maturity Period shall begin on the first day of the Plan Year in which the Compensation deferral is made.

Section 5.  Participant Accounts

         5.1 Separate Accounts. The Plan Administrator shall establish and
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maintain an individual account for Compensation deferrals elected by each
Participant for each Plan Year. The account shall be credited as of the first day of the Plan Year with the amount of Compensation to be deferred during the Plan Year.

         5.2 Performance Units. Any and all amounts credited to a Participant's
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account shall be converted into Performance Units as of the applicable date.
After notification of the number of shares acquired by the Trust with the aggregate credits to Participants, as provided in Subsection 6.2, the Plan Administrator will allocate a number of Performance Units, including fractional units, to individual accounts based on the relative percentage of each Participant's credits to the total of such credits for all Participants.

         5.3 Dividend Equivalent Credits. Additional Performance Units shall be
             ---------------------------
credited to a Participant's account as Dividend Equivalent Credits. Such Dividend Equivalent Credits shall be determined by multiplying the Performance Units recorded in a Participant's account by the amount of any regular or special cash dividend declared on each share of Stock and dividing the product by the amount paid by the Trust for a share of such Stock with the dividend amounts.

         5.4 Date of Credit. Dividend Equivalent Credits shall be credited to a
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Participant's account as of the same date as the cash dividend on the Stock is paid to shareholders.

         5.5 Unsecured Interest. All Performance Units credited to the account
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of each Participant shall be for record purposes only. No Participant or
Beneficiary shall have any security interest whatsoever in any assets of the Company or any Participating Subsidiary. To the extent that any person acquires a right to receive payments under the Plan, such right shall not be secured or represented by any issued Stock or common stock to be issued.

Section 6.  Investment and Funding

         6.1 Grantor Trust. The benefits to be derived by Participants in the
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Plan will be funded through the Trust; provided, however, that any Stock, cash, or other property held by the Trust that was contributed by a Participating Subsidiary shall at all times be subject to the claims of general creditors of such Participating Subsidiary.

         6.2 Funding of Trust. Upon determination of the total amount to be
             ----------------
credited to the accounts of the Participants of each Participating Subsidiary for a Plan Year, each Participating Subsidiary shall promptly provide the Trust with funds in the aggregate of such amounts. The Trustee will invest such aggregate amount in shares of the Stock and promptly notify the Plan Administrator of the number of shares acquired. The Trustee will use any cash dividends received on Stock held in the Trust to buy additional shares of Stock and promptly notify the Plan Administrator of the number of shares so acquired.

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         6.3 Distributions from Trust. The Trustee, upon notification from the
             ------------------------
Plan Administrator, will make the distributions of matured benefits to Participants or their Beneficiaries as provided in the Plan. If Trust assets are insufficient to pay the amount of a matured benefit of any Participant, the Participating Subsidiary of such Participant will pay such deficiency directly to the Participant or Beneficiary. Any assets held in the Trust which the Trustee determines to be in excess of those required to pay the benefits when due to Participants may be returned to the Participating Subsidiaries.

         6.4 Voting of Stock Held in Trust.  Stock  held in the Trust shall be
             -----------------------------
voted by the  Trustee  in its discretion.

Section 7.  Distribution of Account Values

         7.1 Value of a Participant's Account. The value of a Participant's
             --------------------------------
account will equal the value of shares of Common Stock acquired with the Participant's Compensation deferrals and represented in Performance Units applicable to the designated Maturity Period, together with all Dividend Equivalent Credits earned thereon.

         7.2 Form and Timing of Distribution. The value of a Participant's
             -------------------------------
account at maturity shall be determined as provided in Subsection 7.1. The value of the Participant's account at maturity shall be paid in whole shares of Stock or in cash at the election of the Participant. Payment shall be made as soon as practicable, but in no event later than thirty (30) days following maturity of the Participant's account. No interest shall accrue or be paid from date of maturity to date of payment on such amounts.

Section 8.  Termination of Service

         8.1 Termination of Service Due to Death or Disability. In the event a
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Participant's service is terminated by reason of death or disability, all amounts credited to the account shall mature upon such termination. The Participant or the Participant's Beneficiary shall then receive, as soon as practicable after the date of such termination, a distribution of the Participant's account in the form elected by the Participant based on the value of the account as provided in Subsection 7.1.

         8.2 Termination of Service Prior to the End of the Plan Year. In the
             --------------------------------------------------------
event a Participant's service is terminated for any reason prior to the end of the Plan Year, the deferred amount and Dividend Equivalent Credits for such Plan Year will be recomputed as of the date of termination. The value of the recomputed account shall be an amount equal to the product of the value of the Performance Units at the date of termination credited to the Participant's account multiplied by a fraction, the numerator of which is the actual Compensation reduction for the portion of the Plan Year preceding termination, and the denominator of which is the Compensation reduction elected for the entire Plan Year.

Section 9.  Nontransferability

         9.1 Nontransferability. In no event shall any distribution or payment
             ------------------
under this Plan be made to any assignee or creditor of a Participant or a Beneficiary. Prior to the time of a distribution or payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan.

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Section 10.  Designation of Beneficiaries

         10.1 Specified Beneficiary. A Participant shall designate a Beneficiary
              ---------------------
or Beneficiaries who, upon the Participant's death, are to receive the amounts which otherwise would have been paid to the Participant. All Beneficiary designations shall be in writing and signed by the Participant, and shall be effective only if and when delivered to the Plan Administrator during the lifetime of the Participant. A Participant may, from time to time during the Participant's lifetime, change the Beneficiary or Beneficiaries by a signed, written instrument delivered to the Plan Administrator. The payment of amounts shall be in accordance with the last unrevoked written designation of the Beneficiary that has been signed and so delivered.

         10.2 Estate as Beneficiary. If a Participant designates a Beneficiary
              ---------------------
without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distributions whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. In the event a Participant shall not designate a Beneficiary or Beneficiaries, or if for any reason such designation shall be ineffective, in whole or in part, as determined solely in the discretion of the Plan Administrator, the distribution that otherwise would have been paid to such Participant shall be paid to the Participant's estate and in such event the term "Beneficiary" shall include the Participant's estate.

Section 11.  Rights of Participants

         11.1 Board Membership. All Participants who are Directors understand
              ----------------
that they are elected by the shareholders of a Participating Subsidiary and nothing in this Plan shall interfere with or limit in any way the manner in which a Director is elected and serves in such capacity nor confer upon a Participant any additional right to continue to serve as a Director. All Participants who are Advisory Directors understand that they are appointed by the management of a Participating Subsidiary and nothing in this Plan shall interfere with or limit the manner in which an Advisory Director is appointed and serves in such capacity nor confer upon a Participant any additional right to continue to serve as an Advisory Director.

         11.2 No Inference. Nothing herein shall be construed to create any
              ------------
employment relationship between any Participant and the Company or any Participating Subsidiary nor infer that any Advisory Director performs any policy-making function for, or participation in the control of, the Company or any Participating Subsidiary.

Section 12.  Administration

         12.1 Administration. The Committee shall be responsible for the
              --------------
administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Participating Subsidiaries, and to make all other determinations necessary or advisable for the administration of the Plan or to delegate such duties to the Plan Administrator. Any determination of the Committee or interpretation or other action made or taken by the Committee with respect to the Plan, shall be final, binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall appoint a Plan Administrator to assist in carrying out the operations of the Plan.

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         12.2 Annual Reports. The Plan Administrator shall render annually a
              --------------
written report to each Participant which shall set forth, at a minimum, the Participant's account balances as of the end of the most recent Plan Year.

         12.3 Costs. Participants shall bear costs equal to the costs incurred
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by the Trust related to the purchase and sale of Stock by the Trust. The
Participating Subsidiaries shall pay all other costs of the Plan and the Trust.

Section 13.  Amendment or Termination of the Plan

         13.1 Amendment or Termination of the Plan. The board of directors of
              ------------------------------------
the Company may amend, terminate, or suspend the Plan at any time. Any such amendment, termination, or suspension of the Plan shall be effective on such date as such board of directors may determine. An amendment or modification of the Plan may affect Participants at the time thereof as well as future Participants, but no amendment or modification of the Plan for any reason may diminish any Participant's account as of the effective date thereof. Upon Plan termination, Subsection 8.2 shall apply as if the Plan termination date were the termination of service date.

Section 14.      Change in Control

         14.1 Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control: (a) the provisions set forth in Section 8.2 relating to the recomputation of a Participant's account shall no longer apply such that, upon distribution of a Participant's account, such Participant shall be entitled to the full value of all Performance Units being distributed without forfeiture or recomputation of any kind; (b) all amounts that would mature within twelve (12) months of such Change in Control shall be deemed to have matured and be paid in full promptly, and in any event within thirty (30) days, following such Change in Control; and (c) with respect to all amounts that would mature more than twelve (12) months following such Change in Control, Participants shall be entitled to elect, as of the date of such Change in Control, to have such amounts mature and be paid on the first anniversary of such Change in Control or as of the date they would otherwise mature under the terms of the Plan.

Section 15.  Requirements of Law

         15.1 Governing Law. The Plan, and all agreements hereunder, shall be
              -------------
construed in accordance with and governed by the laws of the State of Texas.

Section 16.  Withholding Taxes

         16.1 Withholding Taxes. The Company and the Participating Subsidiaries
              -----------------
shall have the right to deduct from all cash payments under the Plan or from a Participant's compensation an amount necessary to satisfy any Federal, state, or local withholding tax requirements.

         EXECUTED effective as of the 17th day of August, 2001.



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                         TXU CORP.



                         By: /s/ Peter B. Tinkham
                             --------------------------------------
                                 Peter B. Tinkham,
                                 Secretary and Assistant Treasurer



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                                   EXHIBIT "A"

                           PARTICIPATING SUBSIDIARIES


                              TXU Electric Company



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